Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 4, 2016	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2016 fiscal year and for the nine months ended June 30, 2016.

FISCAL 2016 THIRD QUARTER EARNINGS SUMMARY

•Consolidated net income of $8.3 million or $0.10 per share
•Operating results, excluding items impacting comparability, of $58.1 million or $0.68 per share
•Impairment of oil and gas properties of $82.7 million ($47.9 million after tax)

•	Consolidated adjusted EBITDA of $189.8 million, an increase of $10.4 million versus prior year (see non-GAAP reconciliation on page 25)
•Production of 44.0 Bcfe, a 22% increase from prior year and 12% increase from the second quarter
•Net Appalachian natural gas spot sales of approximately 6.4 Bcf
•Average natural gas and crude oil prices after hedging of $2.86 per Mcf and $58.79 per Bbl, respectively
•Midstream businesses EBITDA of $70.9 million, an increase of $12.0 million or 20% versus prior year
•Raising and tightening fiscal 2016 earnings guidance
•Initiating fiscal 2017 earnings guidance with a range of $2.85 to $3.15 per share

OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2016	2015	2016	2015
Reported GAAP earnings (loss)	$8,286	$(293,134)	$(328,510)	$(191,724)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	82,658	588,712	915,552	709,060
Tax impact of impairment of oil and gas properties	(34,716)	(248,863)	(384,531)	(299,738)
Joint development agreement professional fees (E&P)	3,173		7,855
Tax impact of joint development agreement professional fees	(1,333)		(3,299)
Operating Results	$58,068	$46,715	$207,067	$217,598

Reported GAAP earnings (loss) per share	$0.10	$(3.44)	$(3.87)	$(2.25)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	0.97	6.91	10.80	8.32
Tax impact of impairment of oil and gas properties	(0.41)	(2.92)	(4.54)	(3.52)
Joint development agreement professional fees (E&P)	0.04		0.09
Tax impact of joint development agreement professional fees	(0.02)		(0.04)
Earnings per share impact of dilutive shares (All segments)			(0.01)
Operating Results per diluted share	$0.68	$0.55	$2.43	$2.55

Page 2.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: "Each of our business segments contributed to a very good quarter of operations for the Company. In our upstream segment, Seneca's Marcellus production grew by an impressive 25 percent due to increased takeaway capacity on National Fuel pipelines and improved pricing in Appalachia. This higher production also contributed to the increased throughput we achieved in our Gathering and Pipeline and Storage segments. While commodity pricing in the Appalachian basin has improved, the methodology imposed under the full-cost accounting rules required us to once again incur a non-cash impairment charge. We expect that the pricing curve will level out and soon bring an end to these impairment charges.

"The steps we have taken in fiscal 2016 have positioned National Fuel well financially and operationally. In fiscal 2017, we plan to execute our integrated strategy to grow our upstream and midstream businesses in Appalachia. We are pleased that IOG elected to continue participating with us in drilling additional Marcellus wells over the next year, allowing us to dedicate capital to our midstream pipeline businesses while maintaining activity levels upstream. We recently received a positive Environmental Assessment from the Federal Energy Regulatory Commission for our Northern Access Project and remain on schedule to obtain the additional regulatory approvals to build the project to meet the anticipated November 2017 in-service date. While we continue to be encouraged by firming natural gas prices, we will maintain the current pace of our drilling program over the next year in order to grow production into the Northern Access capacity as efficiently as possible. This strategy should result in steady, but significant, growth across our upstream and midstream businesses.”

DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

(in thousands except per share amounts)	Quarter Ended June 30, 2016	Quarter Ended June 30, 2015	Variance
Net Income / (Loss)	$(19,165)	$(323,113)	$303,948
Net Income / (Loss) Per Share (Diluted)	$(0.22)	$(3.79)	$3.57
Adjusted EBITDA	$97,924	$93,662	$4,262

The quarter over quarter variance in the Exploration and Production segment's net loss is mainly due to lower impairment charges that were recorded to write down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. The non-cash, pre-tax impairment charge recorded in the current year's third quarter was $82.7 million ($47.9 million after-tax) versus $588.7 million ($339.8 million after-tax) in the prior year. The full cost method of accounting requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Unless oil and gas prices improve, Seneca expects to incur an additional impairment charge in the fourth quarter of the fiscal year ending September 30, 2016.

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Page 3.

Seneca also incurred $3.2 million ($1.8 million after tax) of professional and legal expenses during the third quarter relating to the extension of the joint development agreement that Seneca entered into in June 2016. These transaction costs were recorded to general and administrative ("G&A") expense.

Excluding these items, Operating Results in the Exploration and Production segment in the current year’s third quarter were $30.6 million, or $0.36 per share, compared to $16.7 million, or $0.20 per share, in the prior year’s third quarter, an increase of $13.9 million or $0.16 per share. The increase in Operating Results is mainly due to higher natural gas production and lower operating expenses, offset partially by lower realized natural gas and crude oil prices after hedging, lower oil production and higher interest expense.

Seneca's net third quarter fiscal 2016 production was 44.0 billion cubic feet equivalent ("Bcfe"), an increase of 7.8 Bcfe, or 22 percent, from the prior fiscal year's third quarter, and an increase of 4.8 Bcfe, or 12 percent, versus the second quarter of fiscal 2016. Net natural gas production for the quarter was 39.6 Bcf, an increase of 8.0 Bcf, or 25 percent, versus prior year due mainly to new incremental firm transportation capacity that became available to Seneca during the first quarter of fiscal 2016. In addition, improved local spot pricing in Pennsylvania allowed Seneca to sell approximately 6.4 Bcf of net production in local spot markets during the quarter, the first meaningful spot production volumes Seneca has sold since the first quarter of fiscal 2015. Seneca's voluntary production curtailments decreased 7.1 Bcf from the estimated 11.8 Bcf of net production curtailed in the third quarter of fiscal 2015 and 4.4 Bcf from the estimated 9.1 Bcf curtailed during the second quarter of fiscal 2016.

Seneca produced 728 thousand barrels ("Mbbl") of crude oil during the third quarter, a decrease of 31 Mbbl, or 4.1 percent, when compared to the prior year due primarily to a temporary disruption in steam flood operations in North Midway Sunset and lower overall well workover activity in response to the decline in oil market prices.

Seneca's average realized natural gas price, after the impact of hedging, for the third quarter was $2.86 per thousand cubic feet ("Mcf"), a decrease of $0.46 per Mcf versus the prior year third quarter. Seneca's average realized oil price, after the impact of hedging, for the third quarter was $58.79 per barrel ("Bbl"), a decrease of $10.86 per Bbl when compared to the prior year third quarter. Seneca's average realized natural gas and oil prices benefited from a $1.11 per Mcf and $19.75 per Bbl uplift, respectively, from financial hedges settled during the quarter.

Lease operating and transportation ("LOE") expense decreased by $0.5 million versus the prior year third quarter due to lower per unit LOE offset partially by the impact of higher production. On a per unit of production basis, LOE for the third quarter decreased by $0.21 per Mcf equivalent ("Mcfe") to $0.88 per Mcfe. The decrease is largely due to a reduction in well maintenance and steam costs in Seneca's California division and lower salt water disposal and maintenance costs in Seneca's Appalachian division.

G&A expense, excluding the $3.2 million of professional fees related to the joint development agreement discussed above, was $13.4 million for the third quarter, a decrease of $3.7 million versus the prior year due primarily to lower personnel costs at Seneca.

Depreciation, depletion and amortization ("DD&A") expense decreased $24.8 million versus the prior year third quarter due to lower per unit DD&A, offset partially by the impact of higher production. On a per unit of production basis, DD&A decreased $0.84 per Mcfe to $0.71 per Mcfe due primarily to a lower depletable fixed asset balance resulting from the ceiling test impairment charges recorded during the prior four quarters and higher natural gas reserve balances at September 30, 2015.

Property, franchise and other taxes decreased $2.3 million versus the prior year third quarter due primarily to reimbursements received from Seneca's joint development partner for its share of Pennsylvania impact fees and the general decline in oil and natural gas market prices, which have lowered the assessed values of Seneca's California oil properties and impact fee payments in Pennsylvania.

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The $2.6 million increase in interest expense is due to the full quarter impact of the long-term debt issuance that occurred at the end of the quarter ended June 30, 2015.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

(in thousands except per share amounts)	Quarter Ended June 30, 2016	Quarter Ended June 30, 2015	Variance
Net Income / (Loss)	$17,323	$17,714	$(391)
Net Income / (Loss) Per Share (Diluted)	$0.20	$0.21	$(0.01)
Adjusted EBITDA	$48,515	$44,437	$4,078

The Pipeline and Storage segment's third quarter earnings were relatively flat versus the prior year as the increase in operating revenues were offset by increases in Operation and Maintenance ("O&M"), DD&A and interest expenses. Operating revenues increased $6.9 million, or 10 percent, as a result of the three expansion projects - Northern Access 2015, Westside Expansion & Modernization, and Tuscarora Lateral - that were placed in service during the first quarter of fiscal 2016.

O&M expense increased $2.2 million versus prior year's third quarter due primarily to higher post-retirement benefit costs and expenses associated with the operation of new and expanded compression assets. DD&A expense for the quarter increased $1.4 million due to higher gross plant in service, which was largely attributable to the expansion projects that were placed in service within the last year. The $1.9 million increase in interest expense is due to the full quarter impact of the long-term debt issuance that occurred at the end of the quarter ended June 30, 2015, coupled with lower capitalized interest resulting from the decline in pipeline expansion construction work in progress during the current quarter.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

(in thousands except per share amounts)	Quarter Ended June 30, 2016	Quarter Ended June 30, 2015	Variance
Net Income / (Loss)	$9,473	$6,226	$3,247
Net Income / (Loss) Per Share (Diluted)	$0.11	$0.07	$0.04
Adjusted EBITDA	$22,433	$14,527	$7,906

The increase in the Gathering segment's third quarter earnings is due primarily to higher gathering revenues, offset partially by higher O&M, DD&A and interest expenses. Operating revenues increased $8.6 million, or 51 percent, versus prior year's third quarter mainly due to a 15.0 Bcf increase in gathered volume on the Clermont Gathering System ("Clermont"), a result of Seneca's increased gross production volumes. O&M expense increased $0.7 million due to higher costs associated with operating various Clermont compression projects placed in service during the current fiscal year. DD&A expense increased $1.4 million due to higher gross plant in service during the quarter.

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Page 5.

The $2.0 million increase in interest expense is due to the full quarter impact of the long-term debt issuance that occurred at the end of the quarter ended June 30, 2015, coupled with lower capitalized interest resulting from the Clermont projects being placed in service.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

(in thousands except per share amounts)	Quarter Ended June 30, 2016	Quarter Ended June 30, 2015	Variance
Net Income / (Loss)	$2,179	$5,727	$(3,548)
Net Income / (Loss) Per Share (Diluted)	$0.03	$0.07	$(0.04)
Adjusted EBITDA	$22,900	$27,059	$(4,159)

The decrease in the Utility segment's third quarter earnings was largely attributable to the impact of higher O&M expenses, which increased $2.5 million versus the prior year due to higher personnel costs and expenses relating to the implementation of the new customer information system that went in service during the quarter. The Utility segment's earnings were further reduced by higher DD&A expense and lower margins.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

(in thousands except per share amounts)	Quarter Ended June 30, 2016	Quarter Ended June 30, 2015	Variance
Net Income / (Loss)	$(590)	$1,533	$(2,123)
Net Income / (Loss) Per Share (Diluted)	$(0.01)	$0.02	$(0.03)
Adjusted EBITDA	$(930)	$2,327	$(3,257)

The decrease in the Energy Marketing segment's third quarter earnings is due primarily to lower margins, which were negatively impacted by changes in natural gas prices at local purchase points relative to NYMEX-based customer sales contracts.

Corporate and All Other

The Corporate and All Other category net loss of $0.9 million for the quarter ended June 30, 2016, compares to a net loss of $1.2 million in the prior year’s third quarter. The $0.3 million decrease in the net loss impacted consolidated earnings by less than $0.01 per share.

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EARNINGS GUIDANCE

The Company is updating and narrowing earnings guidance for fiscal 2016 to a range of $2.90 to $3.00 per share exclusive of any ceiling test impairment charges. These charges were $531 million after-tax, or $6.26 per share, for the nine months ended June 30, 2016. While the Company expects to incur an additional ceiling test impairment charge in the fourth quarter of fiscal 2016, the amount of this charge is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the amount of the expected ceiling test impairment charges is not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes those charges.

The Company's updated fiscal 2016 guidance reflects actual third quarter results and the following revised forecast assumptions:

	Updated FY 2016 Guidance	Previous FY 2016 Guidance
Consolidated Earnings per Share (1)	$2.90 to $3.00	$2.80 to $2.95

Capital Expenditures (Millions)
Exploration & Production (2)	$120 - $135	$120 - $160
Pipeline & Storage	$125 - $140	$130 - $160
Gathering	$55 - $65	$75 - $85
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$390 - $440	$415 - $505

Exploration & Production Segment Guidance
NYMEX Natural Gas Price Assumption	$2.75	$2.15
NYMEX Crude Oil Price Assumption	$45.00	$40.00
Total Production (Bcfe)	160 to 165	158 to 175
E&P Operating Costs ($/Mcfe)
LOE	$0.95 - $1.00	$0.95 - $1.05
G&A (3)	$0.35 - $0.40	$0.35 - $0.40
DD&A	$0.85 - $0.90	$0.85 - $0.95

(1)    Exclusive of ceiling test impairment charges
(2)    Net of up-front and recurring proceeds received from joint development partner
(3)    G&A per unit guidance excludes $7.9 million of joint development professional fees

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Page 7.

The Company is also initiating preliminary earnings, capital expenditures, and Exploration and Production segment operations guidance for fiscal 2017.

Preliminary FY 2017 Guidance
Consolidated Earnings per Share (1)	$2.85 to $3.15

Capital Expenditures (Millions)
Exploration & Production (2)	$160 - $200
Pipeline & Storage	$400 - $450
Gathering	$75 - $85
Utility	$90 - $100
Consolidated Capital Expenditures	$725 - $835

Exploration & Production Segment Guidance
NYMEX Natural Gas Price Assumption	$3.00
NYMEX Crude Oil Price Assumption	$50.00

Production (Bcfe)
East Division - Appalachia	130 to 153
West Division - California	20 to 22
Total Production	150 to 175

Capital Expenditures (Millions)
East Division - Appalachia	$125 - $155
West Division - California	$35 - $45
Total E&P Capital Expenditures	$160 - $200

E&P Operating Costs ($/Mcfe)
LOE	$0.95 - $1.05
G&A	$0.35 - $0.40
DD&A	$0.65 - $0.75

Midstream Businesses Guidance
Pipeline & Storage Segment Revenues (Millions)	$295 - $305
Gathering Segment Revenues (Millions)	$95 - $105

(1)    Assumes no ceiling test impairment charges
(2)    Net of up-front and recurring proceeds received from joint development partner

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 5, 2016, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 877-706-7579, using conference ID number “46345887.” For those unable to listen to the live conference call, an audio replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 855-859-2056 or 404-537-3406, using conference ID number “46345887.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 12, 2016.

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National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2015 GAAP earnings	$(323,113)	$17,714	$6,226	$5,727	$1,533	$(1,221)	$(293,134)
Items impacting comparability:
Impairment of oil and gas producing properties	588,712						588,712
Tax impact of impairment of oil and gas producing properties	(248,863)						(248,863)
Third quarter 2015 operating results	16,736	17,714	6,226	5,727	1,533	(1,221)	46,715

Drivers of operating results
Higher (lower) crude oil prices	(5,138)						(5,138)
Higher (lower) natural gas prices	(12,005)						(12,005)
Higher (lower) natural gas production	17,216						17,216
Higher (lower) crude oil production	(1,420)						(1,420)
Lower (higher) depreciation / depletion	16,093	(900)	(937)	(479)			13,777

Higher (lower) transportation revenues		4,263					4,263
Higher (lower) gathering and processing revenues			5,595				5,595
Lower (higher) operating expenses	2,614	(1,461)	(461)	(1,731)		447	(592)
Lower (higher) property, franchise and other taxes	1,482						1,482

Higher (lower) margins				(1,013)	(2,209)	568	(2,654)

Higher (lower) AFUDC**		(598)					(598)

Higher (lower) interest income	(410)						(410)

Lower (higher) interest expense	(1,667)	(1,265)	(1,307)				(4,239)

Lower (higher) income tax expense / effective tax rate	(2,906)	(715)	318			(894)	(4,197)

All other / rounding	22	285	39	(325)	86	166	273
Third quarter 2016 operating results	30,617	17,323	9,473	2,179	(590)	(934)	58,068
Items impacting comparability:
Impairment of oil and gas producing properties	(82,658)						(82,658)
Tax impact of impairment of oil and gas producing properties	34,716						34,716
Joint development agreement professional fees	(3,173)						(3,173)
Tax impact of joint development agreement professional fees	1,333						1,333
Third quarter 2016 GAAP earnings	$(19,165)	$17,323	$9,473	$2,179	$(590)	$(934)	$8,286

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2015 GAAP earnings	$(3.79)	$0.21	$0.07	$0.07	$0.02	$(0.02)	$(3.44)
Items impacting comparability:
Impairment of oil and gas producing properties	6.91						6.91
Tax impact of impairment of oil and gas producing properties	(2.92)						(2.92)
Third quarter 2015 operating results	0.20	0.21	0.07	0.07	0.02	(0.02)	0.55

Drivers of operating results
Higher (lower) crude oil prices	(0.06)						(0.06)
Higher (lower) natural gas prices	(0.14)						(0.14)
Higher (lower) natural gas production	0.20						0.20
Higher (lower) crude oil production	(0.02)						(0.02)
Lower (higher) depreciation / depletion	0.19	(0.01)	(0.01)	(0.01)			0.16

Higher (lower) transportation revenues		0.05					0.05
Higher (lower) gathering and processing revenues			0.07				0.07
Lower (higher) operating expenses	0.03	(0.02)	(0.01)	(0.02)		0.01	(0.01)
Lower (higher) property, franchise and other taxes	0.02						0.02

Higher (lower) margins				(0.01)	(0.03)	0.01	(0.03)

Higher (lower) AFUDC**		(0.01)					(0.01)

High (lower) interest income	—						—

Lower (higher) interest expense	(0.02)	(0.01)	(0.02)				(0.05)

Lower (higher) income tax expense / effective tax rate	(0.03)	(0.01)	—			(0.01)	(0.05)

All other / rounding	(0.01)	—	0.01	—	—	—	—
Third quarter 2016 operating results	0.36	0.20	0.11	0.03	(0.01)	(0.01)	0.68
Items impacting comparability:
Impairment of oil and gas producing properties	(0.97)						(0.97)
Tax impact of impairment of oil and gas producing properties	0.41						0.41
Joint development agreement professional fees	(0.04)						(0.04)
Tax impact of joint development agreement professional fees	0.02						0.02
Third quarter 2016 GAAP earnings	$(0.22)	$0.20	$0.11	$0.03	$(0.01)	$(0.01)	$0.10

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2015 GAAP earnings	$(349,955)	$61,868	$24,254	$66,558	$7,732	$(2,181)	$(191,724)
Items impacting comparability:
Impairment of oil and gas producing properties	709,060						709,060
Tax impact of impairment of oil and gas producing properties	(299,738)						(299,738)
Nine months ended June 30, 2015 operating results	59,367	61,868	24,254	66,558	7,732	(2,181)	217,598

Drivers of operating results
Higher (lower) crude oil prices	(20,727)						(20,727)
Higher (lower) natural gas prices	(27,670)						(27,670)
Higher (lower) natural gas production	3,219						3,219
Higher (lower) crude oil production	(2,656)						(2,656)
Derivative mark to market adjustments	(1,841)						(1,841)
Lower (higher) lease operating and transportation expenses	7,905						7,905
Lower (higher) depreciation / depletion	52,621	(2,400)	(2,198)	(995)			47,028

Higher (lower) transportation revenues		6,655					6,655
Higher (lower) gathering and processing revenues			4,552				4,552
Lower (higher) operating expenses	2,399	(2,194)	(1,137)	1,869		1,160	2,097
Lower (higher) property, franchise and other taxes	3,329	(592)					2,737

Regulatory true-up adjustments				(3,067)			(3,067)
Warmer weather				(12,861)			(12,861)

Higher (lower) margins					(3,755)	565	(3,190)

Higher (lower) AFUDC**		509					509

Higher (lower) interest income	(723)						(723)

Lower (higher) interest expense	(6,065)	(3,318)	(4,269)				(13,652)

Lower (higher) income tax expense / effective tax rate	(2,786)	(338)	690	1,841		1,247	654

All other / rounding	(381)	(396)	70	(600)	140	1,667	500
Nine months ended June 30, 2016 operating results	65,991	59,794	21,962	52,745	4,117	2,458	207,067
Items impacting comparability:
Impairment of oil and gas producing properties	(915,552)						(915,552)
Tax impact of impairment of oil and gas producing properties	384,531						384,531
Joint development agreement professional fees	(7,855)						(7,855)
Tax impact of joint development agreement professional fees	3,299						3,299
Nine months ended June 30, 2016 GAAP earnings	$(469,586)	$59,794	$21,962	$52,745	$4,117	$2,458	$(328,510)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2015 GAAP earnings	$(4.11)	$0.73	$0.28	$0.78	$0.09	$(0.02)	$(2.25)
Items impacting comparability:
Impairment of oil and gas producing properties	8.32						8.32
Tax impact of impairment of oil and gas producing properties	(3.52)						(3.52)
Nine months ended June 30, 2015 operating results	0.69	0.73	0.28	0.78	0.09	(0.02)	2.55

Drivers of operating results
Higher (lower) crude oil prices	(0.24)						(0.24)
Higher (lower) natural gas prices	(0.32)						(0.32)
Higher (lower) natural gas production	0.04						0.04
Higher (lower) crude oil production	(0.03)						(0.03)
Derivative mark to market adjustments	(0.02)						(0.02)
Lower (higher) lease operating and transportation expenses	0.09						0.09
Lower (higher) depreciation / depletion	0.62	(0.03)	(0.03)	(0.01)			0.55

Higher (lower) transportation revenues		0.08					0.08
Higher (lower) gathering and processing revenues			0.05				0.05
Lower (higher) operating expenses	0.03	(0.03)	(0.01)	0.02		0.01	0.02
Lower (higher) property, franchise and other taxes	0.04	(0.01)					0.03

Regulatory true-up adjustments				(0.04)			(0.04)
Warmer weather				(0.15)			(0.15)

Higher (lower) margins					(0.04)	0.01	(0.03)

Higher (lower) AFUDC**		0.01					0.01

Higher (lower) interest income	(0.01)						(0.01)

Lower (higher) interest expense	(0.07)	(0.04)	(0.05)				(0.16)

Lower (higher) income tax expense / effective tax rate	(0.03)	—	0.01	0.02		0.01	0.01

All other / rounding	(0.02)	(0.01)	0.01	—	—	0.02	—
Nine months ended June 30, 2016 operating results	0.77	0.70	0.26	0.62	0.05	0.03	2.43
Items impacting comparability:
Impairment of oil and gas producing properties	(10.80)						(10.80)
Tax impact of impairment of oil and gas producing properties	4.54						4.54
Joint development agreement professional fees	(0.09)						(0.09)
Tax impact of joint development agreement professional fees	0.04						0.04
Earnings per share impact of diluted shares		0.01					0.01
Nine months ended June 30, 2016 GAAP earnings	$(5.54)	$0.71	$0.26	$0.62	$0.05	$0.03	$(3.87)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2016	2015	2016	2015
Operating Revenues:
Utility and Energy Marketing Revenues	$123,976	$132,422	$540,981	$772,802
Exploration and Production and Other Revenues	158,578	160,256	456,032	532,173
Pipeline and Storage and Gathering Revenues	53,063	47,137	162,930	154,876
	335,617	339,815	1,159,943	1,459,851
Operating Expenses:
Purchased Gas	23,477	27,038	147,168	344,728
Operation and Maintenance:
Utility and Energy Marketing	46,616	44,263	151,474	156,724
Exploration and Production and Other	35,427	46,162	123,965	140,564
Pipeline and Storage and Gathering	23,215	20,272	64,324	59,237
Property, Franchise and Other Taxes	20,261	22,717	61,923	68,561
Depreciation, Depletion and Amortization	58,802	79,865	193,300	265,298
Impairment of Oil and Gas Producing Properties	82,658	588,712	915,552	709,060
	290,456	829,029	1,657,706	1,744,172

Operating Income (Loss)	45,161	(489,214)	(497,763)	(284,321)

Other Income (Expense):
Interest Income	564	327	2,640	1,631
Other Income	1,519	2,066	7,173	4,638
Interest Expense on Long-Term Debt	(28,897)	(22,213)	(88,263)	(66,900)
Other Interest Expense	(1,321)	(1,007)	(3,938)	(3,382)

Income (Loss) Before Income Taxes	17,026	(510,041)	(580,151)	(348,334)

Income Tax Expense (Benefit)	8,740	(216,907)	(251,641)	(156,610)

Net Income (Loss) Available for Common Stock	$8,286	$(293,134)	$(328,510)	$(191,724)

Earnings (Loss) Per Common Share:
Basic	$0.10	$(3.47)	$(3.87)	$(2.27)
Diluted	$0.10	$(3.44)	$(3.87)	$(2.25)

Weighted Average Common Shares:
Used in Basic Calculation	84,917,664	84,453,602	84,791,447	84,326,182
Used in Diluted Calculation	85,470,216	85,248,281	84,791,447	85,237,514

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2016	2015

ASSETS
Property, Plant and Equipment	$9,460,444	$9,261,323
Less - Accumulated Depreciation, Depletion and Amortization	5,012,690	3,929,428
Net Property, Plant and Equipment	4,447,754	5,331,895

Current Assets:
Cash and Temporary Cash Investments	105,567	113,596
Hedging Collateral Deposits	3,008	11,124
Receivables - Net	140,911	105,004
Unbilled Revenue	14,604	20,746
Gas Stored Underground	15,944	34,252
Materials and Supplies - at average cost	33,039	30,414
Unrecovered Purchased Gas Costs	933	—
Other Current Assets	47,118	60,665
Total Current Assets	361,124	375,801

Other Assets:
Recoverable Future Taxes	172,456	168,214
Unamortized Debt Expense	1,821	2,218
Other Regulatory Assets	269,343	278,227
Deferred Charges	17,968	15,129
Other Investments	111,385	92,990
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	27,158	24,459
Fair Value of Derivative Financial Instruments	126,596	270,363
Other	116	167
Total Other Assets	732,319	857,243
Total Assets	$5,541,197	$6,564,939

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,948,691 Shares
and 84,594,383 Shares, Respectively	$84,949	$84,594
Paid in Capital	761,673	744,274
Earnings Reinvested in the Business	673,281	1,103,200
Accumulated Other Comprehensive Income	7,739	93,372
Total Comprehensive Shareholders' Equity	1,527,642	2,025,440
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	2,085,686	2,084,009
Total Capitalization	3,613,328	4,109,449

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	86,487	180,388
Amounts Payable to Customers	35,441	56,778
Dividends Payable	34,404	33,415
Interest Payable on Long-Term Debt	28,985	36,200
Customer Advances	38	16,236
Customer Security Deposits	16,094	16,490
Other Accruals and Current Liabilities	72,759	96,557
Fair Value of Derivative Financial Instruments	2,133	10,076
Total Current and Accrued Liabilities	276,341	446,140

Deferred Credits:
Deferred Income Taxes	807,955	1,137,962
Taxes Refundable to Customers	91,452	89,448
Unamortized Investment Tax Credit	470	731
Cost of Removal Regulatory Liability	191,217	184,907
Other Regulatory Liabilities	102,018	108,617
Pension and Other Post-Retirement Liabilities	222,756	202,807
Asset Retirement Obligations	114,804	156,805
Other Deferred Credits	120,856	128,073
Total Deferred Credits	1,651,528	2,009,350
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,541,197	$6,564,939

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Loss Available for Common Stock	$(328,510)	$(191,724)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	915,552	709,060
Depreciation, Depletion and Amortization	193,300	265,298
Deferred Income Taxes	(269,248)	(198,116)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(1,786)	(9,064)
Stock-Based Compensation	3,138	8,383
Other	9,685	7,329
Change in:
Hedging Collateral Deposits	8,116	(8,367)
Receivables and Unbilled Revenue	(7,756)	22,175
Gas Stored Underground and Materials and Supplies	15,683	20,259
Unrecovered Purchased Gas Costs	(933)	—
Other Current Assets	15,334	14,367
Accounts Payable	(53,687)	11,153
Amounts Payable to Customers	(21,337)	11,097
Customer Advances	(16,198)	(18,961)
Customer Security Deposits	(396)	2,568
Other Accruals and Current Liabilities	3,375	13,794
Other Assets	3,775	1,124
Other Liabilities	(8,152)	52,261
Net Cash Provided by Operating Activities	$459,955	$712,636

Investing Activities:
Capital Expenditures	$(481,781)	$(718,965)
Net Proceeds from Sale of Oil and Gas Producing Properties	115,235	—
Other	(11,163)	(1,065)
Net Cash Used in Investing Activities	$(377,709)	$(720,030)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$—	$(85,600)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	1,786	9,064
Dividends Paid on Common Stock	(100,419)	(97,330)
Net Proceeds From Issuance of Long-Term Debt	—	445,662
Net Proceeds From Issuance of Common Stock	8,358	8,743
Net Cash (Used in) Provided by Financing Activities	$(90,275)	$280,539

Net Increase (Decrease) in Cash and Temporary Cash Investments	(8,029)	273,145
Cash and Temporary Cash Investments at Beginning of Period	113,596	36,886
Cash and Temporary Cash Investments at June 30	$105,567	$310,031

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2016	2015	Variance	2016	2015	Variance
Total Operating Revenues	$156,835	$159,404	$(2,569)	$452,583	$529,590	$(77,007)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,573	17,066	(493)	55,671	50,793	4,878
Lease Operating and Transportation Expense	38,861	39,390	(529)	115,451	127,614	(12,163)
All Other Operation and Maintenance Expense	3,011	3,367	(356)	10,402	11,115	(713)
Property, Franchise and Other Taxes	3,639	5,919	(2,280)	10,241	15,361	(5,120)
Depreciation, Depletion and Amortization	31,279	56,038	(24,759)	112,586	193,540	(80,954)
Impairment of Oil and Gas Producing Properties	82,658	588,712	(506,054)	915,552	709,060	206,492
	176,021	710,492	(534,471)	1,219,903	1,107,483	112,420

Operating Loss	(19,186)	(551,088)	531,902	(767,320)	(577,893)	(189,427)

Other Income (Expense):
Interest Income	88	720	(632)	781	1,893	(1,112)
Interest Expense	(13,753)	(11,190)	(2,563)	(41,882)	(32,551)	(9,331)

Loss Before Income Taxes	(32,851)	(561,558)	528,707	(808,421)	(608,551)	(199,870)
Income Tax Benefit	(13,686)	(238,445)	224,759	(338,835)	(258,596)	(80,239)
Net Loss	$(19,165)	$(323,113)	$303,948	$(469,586)	$(349,955)	$(119,631)

Net Loss Per Share (Diluted)	$(0.22)	$(3.79)	$3.57	$(5.54)	$(4.11)	$(1.43)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$52,998	$47,012	$5,986	$162,627	$154,515	$8,112
Intersegment Revenues	22,795	21,833	962	68,272	66,347	1,925
Total Operating Revenues	75,793	68,845	6,948	230,899	220,862	10,037

Operating Expenses:
Purchased Gas	356	(61)	417	1,059	492	567
Operation and Maintenance	20,492	18,243	2,249	57,145	53,770	3,375
Property, Franchise and Other Taxes	6,430	6,226	204	19,766	18,855	911
Depreciation, Depletion and Amortization	11,023	9,639	1,384	32,144	28,452	3,692
	38,301	34,047	4,254	110,114	101,569	8,545

Operating Income	37,492	34,798	2,694	120,785	119,293	1,492

Other Income (Expense):
Interest Income	237	142	95	527	350	177
Other Income	657	1,000	(343)	2,651	1,888	763
Interest Expense	(8,528)	(6,581)	(1,947)	(25,017)	(19,913)	(5,104)

Income Before Income Taxes	29,858	29,359	499	98,946	101,618	(2,672)
Income Tax Expense	12,535	11,645	890	39,152	39,750	(598)
Net Income	$17,323	$17,714	$(391)	$59,794	$61,868	$(2,074)

Net Income Per Share (Diluted)	$0.20	$0.21	$(0.01)	$0.71	$0.73	$(0.02)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$65	$126	$(61)	$303	$361	$(58)
Intersegment Revenues	25,417	16,748	8,669	65,601	58,541	7,060
Total Operating Revenues	25,482	16,874	8,608	65,904	58,902	7,002

Operating Expenses:
Operation and Maintenance	3,018	2,309	709	8,066	6,317	1,749
Property, Franchise and Other Taxes	31	38	(7)	116	130	(14)
Depreciation, Depletion and Amortization	3,608	2,166	1,442	11,407	8,025	3,382
	6,657	4,513	2,144	19,589	14,472	5,117

Operating Income	18,825	12,361	6,464	46,315	44,430	1,885

Other Income (Expense):
Interest Income	88	35	53	188	94	94
Other Income	1	1	—	3	3	—
Interest Expense	(1,794)	216	(2,010)	(6,781)	(214)	(6,567)

Income Before Income Taxes	17,120	12,613	4,507	39,725	44,313	(4,588)
Income Tax Expense	7,647	6,387	1,260	17,763	20,059	(2,296)
Net Income	$9,473	$6,226	$3,247	$21,962	$24,254	$(2,292)

Net Income Per Share (Diluted)	$0.11	$0.07	$0.04	$0.26	$0.28	$(0.02)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$106,568	$110,002	$(3,434)	$463,154	$630,049	$(166,895)
Intersegment Revenues	1,729	2,614	(885)	10,757	13,670	(2,913)
Total Operating Revenues	108,297	112,616	(4,319)	473,911	643,719	(169,808)

Operating Expenses:
Purchased Gas	29,514	31,812	(2,298)	155,764	295,490	(139,726)
Operation and Maintenance	45,990	43,487	2,503	148,883	154,126	(5,243)
Property, Franchise and Other Taxes	9,893	10,258	(365)	30,980	33,380	(2,400)
Depreciation, Depletion and Amortization	12,234	11,498	736	35,511	33,981	1,530
	97,631	97,055	576	371,138	516,977	(145,839)

Operating Income	10,666	15,561	(4,895)	102,773	126,742	(23,969)

Other Income (Expense):
Interest Income	115	17	98	321	42	279
Other Income	345	609	(264)	1,749	1,604	145
Interest Expense	(7,192)	(6,997)	(195)	(21,684)	(21,145)	(539)

Income Before Income Taxes	3,934	9,190	(5,256)	83,159	107,243	(24,084)
Income Tax Expense	1,755	3,463	(1,708)	30,414	40,685	(10,271)
Net Income	$2,179	$5,727	$(3,548)	$52,745	$66,558	$(13,813)

Net Income Per Share (Diluted)	$0.03	$0.07	$(0.04)	$0.62	$0.78	$(0.16)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$17,408	$22,420	$(5,012)	$77,827	$142,753	$(64,926)
Intersegment Revenues	231	379	(148)	855	796	59
Total Operating Revenues	17,639	22,799	(5,160)	78,682	143,549	(64,867)

Operating Expenses:
Purchased Gas	17,191	18,954	(1,763)	67,235	126,325	(59,090)
Operation and Maintenance	1,376	1,516	(140)	4,872	4,804	68
Property, Franchise and Other Taxes	2	2	—	6	7	(1)
Depreciation, Depletion and Amortization	70	50	20	208	151	57
	18,639	20,522	(1,883)	72,321	131,287	(58,966)

Operating Income (Loss)	(1,000)	2,277	(3,277)	6,361	12,262	(5,901)

Other Income (Expense):
Interest Income	145	60	85	286	141	145
Other Income	20	28	(8)	44	95	(51)
Interest Expense	(11)	(5)	(6)	(37)	(20)	(17)

Income (Loss) Before Income Taxes	(846)	2,360	(3,206)	6,654	12,478	(5,824)
Income Tax Expense (Benefit)	(256)	827	(1,083)	2,537	4,746	(2,209)
Net Income (Loss)	$(590)	$1,533	$(2,123)	$4,117	$7,732	$(3,615)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.02	$(0.03)	$0.05	$0.09	$(0.04)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2016	2015	Variance	2016	2015	Variance
Total Operating Revenues	$1,508	$634	$874	$2,775	$1,906	$869
Operating Expenses:
Operation and Maintenance	256	227	29	495	709	(214)
Property, Franchise and Other Taxes	144	155	(11)	449	462	(13)
Depreciation, Depletion and Amortization	399	305	94	888	645	243
	799	687	112	1,832	1,816	16

Operating Income (Loss)	709	(53)	762	943	90	853

Other Income (Expense):
Interest Income	32	19	13	83	48	35
Other Income	—	1	(1)	—	4	(4)

Income (Loss) Before Income Taxes	741	(33)	774	1,026	142	884
Income Tax Expense (Benefit)	311	(5)	316	431	76	355
Net Income (Loss)	$430	$(28)	$458	$595	$66	$529

Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$0.01	$—	$0.01

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$235	$217	$18	$674	$677	$(3)
Intersegment Revenues	967	953	14	2,900	2,792	108
Total Operating Revenues	1,202	1,170	32	3,574	3,469	105
Operating Expenses:
Operation and Maintenance	3,236	3,952	(716)	10,273	11,844	(1,571)
Property, Franchise and Other Taxes	122	119	3	365	366	(1)
Depreciation, Depletion and Amortization	189	169	20	556	504	52
	3,547	4,240	(693)	11,194	12,714	(1,520)

Operating Loss	(2,345)	(3,070)	725	(7,620)	(9,245)	1,625

Other Income (Expense):
Interest Income	30,684	24,990	5,694	92,767	74,479	18,288
Other Income	496	427	69	2,726	1,044	1,682
Interest Expense on Long-Term Debt	(28,897)	(22,213)	(6,684)	(88,263)	(66,900)	(21,363)
Other Interest Expense	(868)	(2,106)	1,238	(850)	(4,955)	4,105

Loss Before Income Taxes	(930)	(1,972)	1,042	(1,240)	(5,577)	4,337
Income Tax Expense (Benefit)	434	(779)	1,213	(3,103)	(3,330)	227
Net Income (Loss)	$(1,364)	$(1,193)	$(171)	$1,863	$(2,247)	$4,110

Net Income (Loss) Per Share (Diluted)	$(0.02)	$(0.02)	$—	$0.02	$(0.02)	$0.04

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2016	2015	Variance	2016	2015	Variance
Intersegment Revenues	$(51,139)	$(42,527)	$(8,612)	$(148,385)	$(142,146)	$(6,239)
Operating Expenses:
Purchased Gas	(23,584)	(23,667)	83	(76,890)	(77,579)	689
Operation and Maintenance	(27,555)	(18,860)	(8,695)	(71,495)	(64,567)	(6,928)
	(51,139)	(42,527)	(8,612)	(148,385)	(142,146)	(6,239)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,825)	(25,656)	(5,169)	(92,313)	(75,416)	(16,897)
Interest Expense	30,825	25,656	5,169	92,313	75,416	16,897
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2016		2015		(Decrease)	2016		2015		(Decrease)

Capital Expenditures:
Exploration and Production	$47,269	(1)	$136,374	(3)	$(89,105)	$214,923	(1)(2)	$437,450	(3)(4)	$(222,527)
Pipeline and Storage	18,325	(1)	56,993	(3)	(38,668)	76,020	(1)(2)	114,664	(3)(4)	(38,644)
Gathering	9,192	(1)	36,665	(3)	(27,473)	43,715	(1)(2)	87,214	(3)(4)	(43,499)
Utility	26,280	(1)	23,596	(3)	2,684	72,288	(1)(2)	65,337	(3)(4)	6,951
Energy Marketing	19		32		(13)	28		124		(96)
Total Reportable Segments	101,085		253,660		(152,575)	406,974		704,789		(297,815)
All Other	—		—		—	37		—		37
Corporate	36		67		(31)	191		134		57
Total Capital Expenditures	$101,121		$253,727		$(152,606)	$407,202		$704,923		$(297,721)

(1)
Capital expenditures for the quarter and nine months ended June 30, 2016, include accounts payable and accrued liabilities related to capital expenditures of $26.7 million, $7.6 million, $2.8 million, and $7.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2016, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the nine months ended June 30, 2016, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the nine months ended June 30, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2016.

(3)
Capital expenditures for the quarter and nine months ended June 30, 2015, include accounts payable and accrued liabilities related to capital expenditures of $64.3 million, $28.0 million, $21.4 million, and $8.9 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2015, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the nine months ended June 30, 2015, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the nine months ended June 30, 2015. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2015.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2016	2015	Normal (1)	Last Year (1)

Buffalo, NY	912	927	778	1.6	19.2
Erie, PA	871	936	729	7.5	28.4

Nine Months Ended June 30

Buffalo, NY	6,491	5,567	6,898	(14.2)	(19.3)
Erie, PA	6,057	5,159	6,535	(14.8)	(21.1)

(1)	Percents compare actual 2016 degree days to normal degree days and actual 2016 degree days to actual 2015 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	38,846	30,830	8,016	105,747	104,221	1,526
West Coast	763	807	(44)	2,310	2,375	(65)
Total Production	39,609	31,637	7,972	108,057	106,596	1,461

Average Prices (Per Mcf)
Appalachia	$1.73	$2.11	$(0.38)	$1.84	$2.56	$(0.72)
West Coast	2.84	3.52	(0.68)	3.13	4.30	(1.17)
Weighted Average	1.75	2.15	(0.40)	1.87	2.60	(0.73)
Weighted Average after Hedging	2.86	3.32	(0.46)	3.00	3.39	(0.39)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	6	7	(1)	16	22	(6)
West Coast	722	752	(30)	2,183	2,234	(51)
Total Production	728	759	(31)	2,199	2,256	(57)

Average Prices (Per Barrel)
Appalachia	$58.28	$56.54	$1.74	$44.05	$62.29	$(18.24)
West Coast	38.89	52.07	(13.18)	34.02	54.48	(20.46)
Weighted Average	39.04	52.12	(13.08)	34.10	54.56	(20.46)
Weighted Average after Hedging	58.79	69.65	(10.86)	57.22	71.72	(14.50)

Total Production (Mmcfe)	43,977	36,191	7,786	121,251	120,132	1,119

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.38	$0.47	$(0.09)	$0.46	$0.42	$0.04
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.88	$1.09	$(0.21)	$0.95	$1.06	$(0.11)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.71	$1.55	$(0.84)	$0.93	$1.61	$(0.68)

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.53 and $0.50 per Mcfe for the three months ended June 30, 2016 and June 30, 2015, respectively. Amounts include transportation expense of $0.52 and $0.52 per Mcfe for the nine months ended June 30, 2016 and June 30, 2015, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2016
	Volume		Average Hedge Price
Oil Swaps
Brent	51,000	BBL	$94.06 / BBL
NYMEX	432,000	BBL	$73.82 / BBL
Total	483,000	BBL	$75.96 / BBL

Gas Swaps
NYMEX	9,930,000	MMBTU	$3.96 / MMBTU
Dominion Transmission Appalachian (DOM)	4,260,000	MMBTU	$3.77 / MMBTU
Michigan Consolidated City Gate (Mich Con)	3,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (DAWN)	4,080,000	MMBTU	$3.82 / MMBTU
Fixed Price Physical Sales	14,224,001	MMBTU	$2.40 / MMBTU
Total	35,494,001	MMBTU	$3.31 / MMBTU

Hedging Summary for Fiscal 2017
	Volume		Average Hedge Price
Oil Swaps
Brent	123,000	BBL	$92.27 / BBL
NYMEX	885,000	BBL	$64.17 / BBL
Total	1,008,000	BBL	$67.60 / BBL

Gas Swaps
NYMEX	35,710,000	MMBTU	$4.29 / MMBTU
DOM	6,540,000	MMBTU	$3.86 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
DAWN	19,100,000	MMBTU	$3.70 / MMBTU
Fixed Price Physical Sales	59,926,010	MMBTU	$2.43 / MMBTU
Total	124,276,010	MMBTU	$3.27 / MMBTU

Hedging Summary for Fiscal 2018
	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	207,000	BBL	$62.27 / BBL
Total	231,000	BBL	$65.25 / BBL

Gas Swaps
NYMEX	26,070,000	MMBTU	$3.49 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	14,197,001	MMBTU	$2.56 / MMBTU
Total	48,667,001	MMBTU	$3.15 / MMBTU

Hedging Summary for Fiscal 2019
	Volume		Average Hedge Price
Gas Swaps
NYMEX	25,560,000	MMBTU	$3.18 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	5,955,000	MMBTU	$3.18 / MMBTU
Total	38,715,000	MMBTU	$3.14 / MMBTU

Hedging Summary for Fiscal 2020
	Volume		Average Hedge Price
Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	3,005,000	MMBTU	$3.25 / MMBTU
Total	27,085,000	MMBTU	$3.07 / MMBTU

Hedging Summary for Fiscal 2021
	Volume		Average Hedge Price
Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Total	5,440,000	MMBTU	$3.01 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Nine Months Ended June 30, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	96.000	(1)	0.000	96.000
Wells Commenced
Exploratory	1.000		0.000	1.000
Developmental	43.000		25.000	68.000
Wells Completed
Exploratory	1.000		0.000	1.000
Developmental	42.000		25.000	67.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	1.000		0.000	1.000
Wells in Process - End of Period
Exploratory	4.000		0.000	4.000
Developmental	96.000		0.000	96.000

(1)	Gross exploratory wells were increased by 4 and developmental wells were decreased by 4.

Net Wells in Process of Drilling
Nine Months Ended June 30, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	81.500	(1)	0.000	81.500
Wells Commenced
Exploratory	1.000		0.000	1.000
Developmental	43.000		25.000	68.000
Wells Completed
Exploratory	1.000		0.000	1.000
Developmental	28.400		25.000	53.400
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	1.000		0.000	1.000
Well Interest Sold (2)
Exploratory	0.000		0.000	0.000
Developmental	13.600		0.000	13.600
Wells in Process - End of Period
Exploratory	4.000		0.000	4.000
Developmental	81.500	(2)	0.000	81.500

(1)	Net exploratory wells were increased by 4 and developmental wells were decreased by 4.

(2)	Seneca's East Division sold an 80% working interest in 17 of the existing developmental wells in process to IOG during the nine months ended June 30, 2016.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Firm Transportation - Affiliated	19,836	15,441	4,395	87,169	95,304	(8,135)
Firm Transportation - Non-Affiliated	153,543	140,378	13,165	470,991	477,149	(6,158)
Interruptible Transportation	6,354	3,105	3,249	18,469	8,833	9,636
	179,733	158,924	20,809	576,629	581,286	(4,657)

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Gathered Volume - Affiliated	46,360	30,648	15,712	119,355	106,695	12,660

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Retail Sales:
Residential Sales	9,196	8,287	909	46,814	56,315	(9,501)
Commercial Sales	1,251	1,142	109	6,765	8,239	(1,474)
Industrial Sales	401	34	367	635	316	319
	10,848	9,463	1,385	54,214	64,870	(10,656)
Off-System Sales	—	—	—	1,243	3,787	(2,544)
Transportation	13,864	13,993	(129)	58,778	68,509	(9,731)
	24,712	23,456	1,256	114,235	137,166	(22,931)

Energy Marketing Volume
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Natural Gas (MMcf)	8,537	8,289	248	33,800	40,215	(6,415)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 1 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and nine months ended June 30, 2016 and 2015.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
(in thousands)
Reported GAAP Earnings	$8,286	$(293,134)	$(328,510)	$(191,724)
Depreciation, Depletion and Amortization	58,802	79,865	193,300	265,298
Interest and Other Income	(2,083)	(2,393)	(9,813)	(6,269)
Interest Expense	30,218	23,220	92,201	70,282
Income Taxes	8,740	(216,907)	(251,641)	(156,610)
Impairment of Oil and Gas Producing Properties	82,658	588,712	915,552	709,060
Joint Development Agreement Professional Fees	3,173	—	7,855	—
Adjusted EBITDA	$189,794	$179,363	$618,944	$690,037

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$48,515	$44,437	$152,929	$147,745
Gathering Adjusted EBITDA	22,433	14,527	57,722	52,455
Total Midstream Businesses Adjusted EBITDA	70,948	58,964	210,651	200,200
Exploration and Production Adjusted EBITDA	97,924	93,662	268,673	324,707
Utility Adjusted EBITDA	22,900	27,059	138,284	160,723
Energy Marketing Adjusted EBITDA	(930)	2,327	6,569	12,413
Corporate and All Other Adjusted EBITDA	(1,048)	(2,649)	(5,233)	(8,006)
Total Adjusted EBITDA	$189,794	$179,363	$618,944	$690,037

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2016	2015	2016	2015
Exploration and Production Segment
Reported GAAP Earnings	$(19,165)	$(323,113)	$(469,586)	$(349,955)
Depreciation, Depletion and Amortization	31,279	56,038	112,586	193,540
Interest and Other Income	(88)	(720)	(781)	(1,893)
Interest Expense	13,753	11,190	41,882	32,551
Income Taxes	(13,686)	(238,445)	(338,835)	(258,596)
Impairment of Oil and Gas Producing Properties	82,658	588,712	915,552	709,060
Joint Development Agreement Professional Fees	3,173	—	7,855	—
Adjusted EBITDA	$97,924	$93,662	$268,673	$324,707

Pipeline and Storage Segment
Reported GAAP Earnings	$17,323	$17,714	$59,794	$61,868
Depreciation, Depletion and Amortization	11,023	9,639	32,144	28,452
Interest and Other Income	(894)	(1,142)	(3,178)	(2,238)
Interest Expense	8,528	6,581	25,017	19,913
Income Taxes	12,535	11,645	39,152	39,750
Adjusted EBITDA	$48,515	$44,437	$152,929	$147,745

Gathering Segment
Reported GAAP Earnings	$9,473	$6,226	$21,962	$24,254
Depreciation, Depletion and Amortization	3,608	2,166	11,407	8,025
Interest and Other Income	(89)	(36)	(191)	(97)
Interest Expense	1,794	(216)	6,781	214
Income Taxes	7,647	6,387	17,763	20,059
Adjusted EBITDA	$22,433	$14,527	$57,722	$52,455

Utility Segment
Reported GAAP Earnings	$2,179	$5,727	$52,745	$66,558
Depreciation, Depletion and Amortization	12,234	11,498	35,511	33,981
Interest and Other Income	(460)	(626)	(2,070)	(1,646)
Interest Expense	7,192	6,997	21,684	21,145
Income Taxes	1,755	3,463	30,414	40,685
Adjusted EBITDA	$22,900	$27,059	$138,284	$160,723

Energy Marketing Segment
Reported GAAP Earnings	$(590)	$1,533	$4,117	$7,732
Depreciation, Depletion and Amortization	70	50	208	151
Interest and Other Income	(165)	(88)	(330)	(236)
Interest Expense	11	5	37	20
Income Taxes	(256)	827	2,537	4,746
Adjusted EBITDA	$(930)	$2,327	$6,569	$12,413

Corporate and All Other
Reported GAAP Earnings	$(934)	$(1,221)	$2,458	$(2,181)
Depreciation, Depletion and Amortization	588	474	1,444	1,149
Interest and Other Income	(387)	219	(3,263)	(159)
Interest Expense	(1,060)	(1,337)	(3,200)	(3,561)
Income Taxes	745	(784)	(2,672)	(3,254)
Adjusted EBITDA	$(1,048)	$(2,649)	$(5,233)	$(8,006)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2016	2015

Operating Revenues	$335,617,000	$339,815,000

Net Income (Loss) Available for Common Stock	$8,286,000	$(293,134,000)

Earnings (Loss) Per Common Share:
Basic	$0.10	$(3.47)
Diluted	$0.10	$(3.44)

Weighted Average Common Shares:
Used in Basic Calculation	84,917,664	84,453,602
Used in Diluted Calculation	85,470,216	85,248,281

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,159,943,000	$1,459,851,000

Net Income (Loss) Available for Common Stock	$(328,510,000)	$(191,724,000)

Earnings (Loss) Per Common Share:
Basic	$(3.87)	$(2.27)
Diluted	$(3.87)	$(2.25)

Weighted Average Common Shares:
Used in Basic Calculation	84,791,447	84,326,182
Used in Diluted Calculation	84,791,447	85,237,514

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,461,005,000	$1,826,474,000

Net Income (Loss) Available for Common Stock	$(516,213,000)	$(134,294,000)

Earnings (Loss) Per Common Share:
Basic	$(6.09)	$(1.59)
Diluted	$(6.09)	$(1.58)

Weighted Average Common Shares:
Used in Basic Calculation	84,735,887	84,275,859
Used in Diluted Calculation	84,735,887	85,195,855